Exhibit 1.1

Execution Copy

4,400,000 Shares

SUN HYDRAULICS CORPORATION

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

February 1, 2018

February 1, 2018

MORGAN STANLEY & CO. LLC

As Representative of the Several Underwriters

Named in Schedule I Hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Sun Hydraulics Corporation, a Florida corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 4,400,000 shares of the common stock, par value $0.001 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters up to an additional 660,000 shares of common stock, par value $0.001 per share, of the Company (the “Additional Shares”), if and to the extent that you, Morgan Stanley & Co. LLC (the “Representative”), as representative of the several Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of the common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file number 333-222760), including a prospectus, relating to the Shares, which registration statement and prospectus incorporate or are deemed to incorporate by reference documents that the Company has filed, or will file, with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The registration statement as amended at the time it becomes effective for purposes of Section 11 of the Securities Act (as such section applies to the Underwriters), including the documents filed as part thereof and information contained or incorporated by reference in the prospectus or otherwise deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Company has also filed with, or transmitted for filing to, or shall promptly after the date of this Agreement file with or transmit for filing to, the Commission a prospectus supplement (in the form first used to confirm sales of the

Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act. The term “Base Prospectus” means the prospectus dated January 29, 2018, relating to the Shares, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement. The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement. The term “Preliminary Prospectus” means any preliminary form of Prospectus (including without limitation the preliminary Prospectus Supplement dated January 29, 2018, filed with the Commission pursuant to Rule 424).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Package” means the Base Prospectus and the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means 6:00 p.m. (New York City Time) on the date of this Agreement; and “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Package” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Package, any Preliminary Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters on the date hereof, on the Closing Date and on each Option Closing Date (as defined in Section 2), if any, that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) The Base Prospectus and any Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)).

(c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Package or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)); the Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act filed not earlier than three years prior to the date hereof, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement; (v) at no time during the period that begins on the earlier of the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did any Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) the Time of Sale Package does not, and at the Time of Sale, at the Closing Date (as defined in Section 4) and, if applicable, each Option Closing Date, the Time of Sale Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vii) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Package or the Prospectus; (viii) each road show, when considered together with the Time of Sale Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ix) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424, at the Closing Date and at each Option Closing Date, if any, will comply in all material respects with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1( c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Package, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being agreed that the only information furnished by the Underwriters through the Representative to the Company expressly for use therein are the statements contained in the thirteenth and fifteenth paragraphs of the “Underwriting (Conflicts of Interest)” section of the Prospectus Supplement (and preliminary Prospectus Supplement).

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and/or the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of the Representative, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to the Representative before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433( d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433( d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act; no Permitted Free Writing Prospectus conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, Time of Sale Package or Prospectus; and, to the Company’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act that would be required to be filed.

(e) The Company was a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act) (“WKSI”) as of the most recent determination date determined pursuant to Rule 405 under the Securities Act. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f) In accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(b)(7)(C)(i), the Shares have been registered with the Commission on Form S-3 under the Securities Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(g) Shares of Common Stock are listed for quotation on the NASDAQ Global Stock Market (“NASDAQ”), and the Company has not received any notice from NASDAQ regarding the delisting of such shares from NASDAQ. The Shares are duly listed for quotation, and admitted and authorized for trading, subject to official notice of issuance, on NASDAQ. To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Package and the Prospectus.

(h) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management, results of operation or prospects of the Company and its subsidiaries, taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby, or (iii) result in the delisting of shares of Common Stock from NASDAQ (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i), (ii), or (iii) being herein referred to as a “material adverse effect”).

(i) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. No subsidiary of the Company that constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) as of the last day of the Company’s most recent fiscal quarter was organized or is existing in a jurisdiction outside the United States.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement and the Time of Sale Package and will be as set forth in the Prospectus, subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Time of Sale Package and the Prospectus, as the case may be, and the grant of options under existing equity incentive plans described in the Registration Statement, the Time of Sale Package and the Prospectus. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Package and the Prospectus.

(l) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, and have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.

(m) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(n) Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (ii) the articles of incorporation or bylaws of the Company or any of its subsidiaries; or (iii) any contract, agreement, obligation, covenant or instrument to which the Company or any of its subsidiaries (or any of their respective assets) is subject or bound.

(o) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the Company’s shareholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act) or (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) the filing of a supplemental listing application and related materials with NASDAQ.

(p) There are no actions, suits, claims, investigations or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), other than any such Action accurately described in the Registration Statement, the Time of Sale Package and the Prospectus or which, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a material adverse effect. There are no Actions that are required to be described in the Time of Sale Package and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) The Company’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(s) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, comprehensive income, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Time of Sale Package and the Prospectus, if any, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Time of Sale Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Package or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Time of Sale Package and the Prospectus; and all disclosures contained or incorporated by reference in the Time of Sale Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t) All statistical or market-related data included or incorporated by reference in the Time of Sale Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Package, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect. Except as described in each of the Registration Statement, the Time of Sale Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(v) There has been no storage, generation, transportation, disposal, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(x) Subsequent to the respective dates of the financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Package and the Prospectus, and any other specified dates as of which information is given in each of the Registration Statement, the Time of Sale Package and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Company and its subsidiaries, taken as a whole; (ii) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries: except in each such case as described in the Registration Statement, the Time of Sale Package and the Prospectus.

(y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Package and the Prospectus.

(z) Each of the Company and its subsidiaries owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property. Neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable” event” (within the meaning of Section 4043( c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in aggregate, have a material adverse effect.

(cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost.

(dd) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect.

(ee) No subsidiary of the Company is subject to any direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Package and the Prospectus.

(ff) The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and is effective in performing the functions for which it was established. Except as described in the Time of Sale Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company, its subsidiaries and its directors and officers are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(hh) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(ii) All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(jj) Except as described in the Time of Sale Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kk) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ll) Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. No part of the proceeds of the offering of the Shares hereunder will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of applicable anti-bribery and anti-corruption laws.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which company securities are traded, and (iv) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(pp) Grant Thornton LLP, which has certified certain financial statements of the Company and its subsidiaries and certified certain financial statements of Enovations Controls, LLC, and Mayer Hoffman McCann P.C., which has certified certain financial statements of the Company and its subsidiaries, is each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(qq) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission.

(rr) Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statements, the Time of Sale Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell 4,400,000 Shares to the several Underwriters at a price of $54.625 per share (the “Purchase Price”), and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, agrees, severally and not jointly, to purchase from the Company at the Purchase Price the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) set forth opposite the name of such Underwriter set forth in Schedule I hereto.

Moreover, the Company hereby agrees to issue and sell up to 660,000 Additional Shares to the Underwriters at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares due to the timing of the record date of the cash dividend, and the Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to the Additional Shares at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares due to the timing of the record date of the cash dividend. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of

Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $57.500 per share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $1.725 per share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City Time, on February 6, 2018, or at such other time on the same or such other date, not later than February 13, 2018, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 16, 2018, as shall be designated in writing by the Representative.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of the Company contained in this Agreement are, on the date hereof, on the Closing Date and on each Option Closing Date, if any, true and correct, the condition that the Company has performed its obligations required to be performed prior to the Closing Date and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Package that makes it, in the Representative’s judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Package.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and as to such other matters as the Representative may reasonably request. The delivery of the certificate provided for in this Section 5(b) shall constitute a representation and warranty of the Company as to the statements made in such certificate.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion and a negative assurance letter of Shumaker, Loop, & Kendrick, LLP (“SLK”), outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in the form set forth in Exhibit A hereto. In rendering such opinion, SLK may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials. The opinion of SLK shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion and a negative assurance letter of Davis Polk & Wardwell LLP, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

(e) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Grant Thornton, LLP (Tampa), Grant Thornton, LLP (Tulsa) and Mayer Hoffman McCann P.C., each an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in any of the Registration Statement, the Time of Sale Package and the Prospectus; provided that each such letter shall use a “cut-off date” not earlier than three days prior to the date thereof.

(f) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a certificate of its Chief Financial Officer with respect to certain financial information included or incorporated by reference in the Prospectus, providing “management comfort” with respect to such information, in the form attached as Exhibit C.

(g) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Package or the Prospectus shall have been issued, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s satisfaction.

(h) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Representative and certain shareholders, officers and directors of the Company listed in Schedule III hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Shares shall have been approved for listing for quotation on NASDAQ.

(j) The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request, including certificates of officers of the Company, legal opinions and an accountants’ comfort letter, and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representative, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to furnish to the Representative, without charge, prior to 10:00 a.m. New York City Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Package or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any Prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433( d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) To advise the Representative promptly of any request by the Commission for amendments or supplements to the Registration Statement, Base Prospectus, any Preliminary Prospectus, Permitted Free Writing Prospectus, Prospectus Supplement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Package or the Prospectus or pursuant to Section 8A of the Securities Act; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f) If during the period beginning the period beginning with the Time of Sale and ending at the later to occur of (i) the Closing Date and (ii) the Time of Sale Package being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Company or the Underwriters, it is necessary to amend or supplement the Time of Sale Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Package so that the statements in the Time of Sale Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Package, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the

Company or the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(i) If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2) under the Securities Act, of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Representative, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to the Representative, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify the Representative of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k) To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(l) Promptly to furnish such information or to take such action as the Representative may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representative shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and to promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(m) To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(n) To use its best efforts to cause the Shares to be listed for quotation on NASDAQ and to maintain the listing of the Common Stock, including the Shares, for quotation on NASDAQ.

(o) During the period beginning on the date of this Agreement and continuing to and including 90 days after the date of the Prospectus, and without the prior written consent of the Representative with the authorization to release the lock-up letter on behalf of the Underwriters, not to (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The restrictions contained in the preceding sentence shall not apply to (a) the Shares to be sold hereunder, (b) the grant of options to purchase shares of Common Stock pursuant to the Company’s 2011 Equity Incentive Plan under the terms of such plan in effect on the date hereof, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the

Company’s past practice, (c) the sale of shares of Common Stock to employees pursuant to the Company’s Employee Stock Purchase Plan and the Sun Hydraulics Limited Share Incentive Plan, (d) the grant of restricted shares of Common Stock under the Company’s 2011 Equity Incentive Plan, consistent with the Company’s past practice, (e) the grant of shares of Common Stock under the Company’s 2012 Nonemployee Director Fees Plan in accordance with the terms of such plan in effect on the date hereof, (f) the issuance of shares of Common Stock to the Sun Hydraulics Corporation 401(k) and ESOP Retirement Plan and the Sun Hydraulics Limited Share Incentive Plan consistent with past practice, (g) the issuance of no more than 1,500 shares of Common Stock to employees for 25 or more years of service in accordance with past practice, (h) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement as reflected in the Company’s financial statements or of which the Representative have been advised in writing, or (i) the issuance by the Company of shares of Common Stock in connection with the acquisition of another entity or the assets of another entity; provided that the aggregate number of shares of Common Stock pursuant to this clause (i) shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.

(p) To prepare, if the Representative so request, a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the Shares or the offering in a form consented to by the Representative, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(q) To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(r) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(s) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(t) Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(u) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(v) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, Time of Sale Package and the Prospectus.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing, shipping and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 6(1) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all costs and expenses incident to listing the Shares for quotation on NASDAQ, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

Except to the extent set forth in the preceding paragraph, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate, director and officer of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such fees and expenses are incurred) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433( d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Company shall not be liable under this Section 8(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees or other expenses reasonably incurred in connection with defending or investigating any such action or claim as such fees and expenses are incurred) caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Package, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433( d) of the Securities Act, any road show not constituting a free writing prospectus, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with information relating to such Underwriter furnished to the Company in writing by such

Underwriter through the Representative expressly for use therein, it being agreed that the only information furnished by the Underwriters through the Representative to the Company expressly for use therein are the statements contained in the thirteenth and fifteenth paragraphs of the “Underwriting (Conflicts of Interest)” section of the Prospectus Supplement (and preliminary Prospectus Supplement).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraph (a) or (b) above and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are directors, officers, or affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and directors, officers, and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8( d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8( d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any director, officer or affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the NYSE, NASDAQ or MKT, (b) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (f) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (e) or (f), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Package or the Prospectus (exclusive of any supplement thereto).

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the

Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Package, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Registration Statement, any Preliminary Prospectus, the Time of Sale Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length and are not agents of, owe no fiduciary duties to, and are not acting as financial advisors to, the Company or any other person in respect of the transactions contemplated by this Agreement irrespective of whether the Underwriters have advised or are advising the Company on other matters; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, if any; (iii) the Underwriters may have interests that differ from those of the Company and (iv) the Purchase Price and the Public Offering Price of the Shares set forth in this Agreement were established and agreed to by the Company following arm’s length discussions with the Underwriters, and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic transmission shall be equally as effective as delivery of an original counterpart of this Agreement. The failure by a party to deliver an original executed counterpart to this Agreement shall not affect the validity, enforceability and binding effect of this Agreement.

14. Applicable Law. This Agreement and any claim, controversy or dispute under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Morgan Stanley & Co. LLC, 1585 Broadway New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and if to the Company shall be delivered, mailed or sent to 1500 West University Parkway, Sarasota, Florida 34243 Fax: (941) 355-4497, Attention: Chief Financial Officer.

17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

Very truly yours,

SUN HYDRAULICS CORPORATION

By:	/s/ Wolfgang H. Dangel
	Name:	Wolfgang H. Dangel
	Title:	President and Chief Executive
Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

Very truly yours,

SUN HYDRAULICS CORPORATION

By:
Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Akanksha Agarwal
	Name:	Akanksha Agarwal
	Title:	Vice President

[Signature page to the UA]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	2,904,000
KeyBanc Capital Markets Inc.	352,000
Stifel, Nicolaus & Company, Incorporated	352,000
SunTrust Robinson Humphrey, Inc.	352,000
William Blair & Company, L.L.C.	352,000
Oppenheimer & Co. Inc	88,000

Total:	4,400,000

SCHEDULE II

Time of Sale Package

1.	Preliminary Prospectus, including Preliminary Prospectus Supplement dated January 29, 2018, and Base Prospectus dated January 29, 2018

2.	The following orally communicated pricing information:

a.	Size of Offering: $253,000,000

b.	Shares Offered by Sun Hydraulics Corporation: 4,400,000 shares

c.	Price to public per share: $57.50

d.	Number of Additional Shares: 660,000 shares

Schedule III

Lock-up Parties

Directors & Officers Name	Title
Wolfgang H. Dangel	President, CEO
Tricia L. Fulton	Chief Financial Officer
Gary A. Gotting	Global Lead, Product Development and Marketing
Kennon H. Guglielmo	Global Co-Lead, Electronic Controls
Craig Roser	Global Lead, Sales and Business Development
Marc Bertoneche	Director
Douglas M. Britt	Director
Allen J. Carlson	Director
David W. Grzelak	Director
Christine L. Koski	Director
Philippe Lemaitre	Director
Alexander Schuetz	Director

Shareholders
Koski Family Limited Partnership

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

February     , 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the Several Underwriters named in Schedule I to the Underwriting Agreement

RE:	SUN HYDRAULICS CORPORATION February 2018 Offering of Common Stock

Dear Sir or Madam:

We have acted as counsel to Sun Hydraulics Corporation, a Florida corporation (the “Company”), in connection with the offering and sale of              shares of Common Stock, $0.001 par value per share, of the Company (the “Shares”), and have been requested to render our legal opinion to you pursuant to paragraph 5( c) of the Underwriting Agreement entered into between you and the Company on February     , 2018 (the “Underwriting Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In rendering this opinion, we have reviewed and relied upon the following items: (1) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”), and the Amended and Restated By-Laws of the Company (the “By-Laws”); (2) the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder; (3) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; (4) the Florida Business Corporation Act, as amended; (5) the comfort letters from Grant Thornton, LLP and Mayer Hoffman McCann P.C., dated February     , 2018, and the bring down of such letters dated February     , 2018; (6) certain resolutions of the directors of the Company and committees of the Board; (7) the Registration Statement on Form S-3 (SEC File No. 333-            ) that was filed with the Securities and Exchange Commission (the “Commission”) on February     , 2018 (the “Registration Statement”) together with the prospectus filed therewith (the “Base Prospectus”) and the Prospectus Supplement filed with the Commission under Rule 424(b) on February     , 2018 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”); (8) Schedule II to the Underwriting Agreement; and (9) such other certificates, statutes, judicial opinions, documents, materials and inquiries of the appropriate employees, officers and directors of the Company as we deemed necessary to render this opinion. For purposes of this opinion, all references to the Registration Statement and the Prospectus and all information that is referred to as described in, summarized in or set forth in the Registration Statement and the Prospectus shall include the information and documents incorporated therein by reference and, with respect to the Registration Statement, shall also include information that is deemed to be a part thereof pursuant to the rules of the Commission. We have assumed without investigation the

Exhibit A-1

authenticity of any document submitted to us as an original, the conformity to the originals of documents submitted to us as copies, the authenticity of such latter documents, the genuineness of all signatures, the legal capacity of natural persons, and the accuracy and completeness of all corporate records. As to questions of fact material to our opinion, we have relied upon the representations and warranties of the Company in the Underwriting Agreement, the certificate of officers of the Company delivered as of the date hereof pursuant to Section 5(b) of the Underwriting Agreement, other certificates of officers and directors of the Company, and certificates and records of public officials, and we have no reason to believe that, as to questions of fact material to our opinion, either Shumaker, Loop & Kendrick, LLP or Davis Polk & Wardwell LLP or the Underwriters are not justified in relying upon such representations and warranties and such certificates.

Based upon the foregoing, it is our opinion that:

1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Package and the Prospectus and is duly qualified to transact business and is in good standing in the jurisdictions set forth on Exhibit A hereto.

2. Each subsidiary of the Company listed on Exhibit A hereto (each a “Subsidiary,” and, collectively, the “Subsidiaries”) has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Package and the Prospectus and is duly qualified to transact business and is in good standing in the jurisdictions set forth on Exhibit A hereto.

3. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Package and the Prospectus, and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Package and the Prospectus.

4. The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

5. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for the pledge to PNC Bank, National Association.

6. The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

7. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

Exhibit A-2

8. Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, the Underwriting Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any Subsidiary; (ii) the articles of incorporation or bylaws of the Company or any Subsidiary; or (iii) to the best of our knowledge, any contract, agreement, obligation, covenant or instrument to which the Company or any Subsidiary (or any of their respective assets) is subject or bound; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or “blue sky” laws of the various jurisdictions in connection with the offer and sale of the Shares.

9. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (iii) under FINRA Rules.

10. The statements relating to legal matters, documents or proceedings included in (A) the Registration Statement, the Time of Sale Package and the Prospectus under the caption “Description of Capital Stock,” and (B) the Registration Statement in Items 14 and 15, in each case fairly and accurately summarize in all material respects such matters, documents or proceedings.

11. After due inquiry of the Company, we do not know of any legal or governmental proceedings pending or threatened to which the Company or any of Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described in the Registration Statement, the Time of Sale Package and the Prospectus or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described Registration Statement, the Time of Sale Package and the Prospectus or filed as required.

12. The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

We do not represent the Company on all matters, and there may exist matters of a factual or legal nature concerning the Company, its business or properties that could have a bearing on one or more of the foregoing opinions expressed with respect to it on which

Exhibit A-3

we have not been engaged. Specifically, in the course of our representation of the Company, we have not represented the Company with respect to obtaining licenses, permits, franchises or governmental authorizations necessary for the ownership, leasing and operating of its properties and conduct of its business.

For purposes of the opinions stated above, the phrases “to our knowledge” or “known to us” refer to the actual awareness of fact by (i) Gregory C. Yadley, the partner of this firm with general oversight responsibility for matters on which this firm provides legal representation to the Company, (ii) attorneys currently employed by this firm who have personally given substantive legal attention to the transaction referred to herein, or (iii), with respect to the matters described in paragraphs (8) and (11), attorneys currently employed by this firm who have personally given substantive legal attention to matters of any nature for the Company, and in all cases without any independent investigation regarding the matters to which such phrases relate.

We are admitted to the practice of law solely in the State of Florida, and the opinions expressed above are limited to the federal laws of the United States of America, the Florida Business Corporation Act and the laws of the State of Florida. We express no opinion as to the effect or applicability of the laws of any other jurisdiction. We call your attention to the fact that the Underwriting Agreement provides that it shall be governed by and construed in accordance with the laws of the State of New York. To the extent that the laws of the State of New York govern matters as to which the opinions expressed herein are rendered and to the extent that such laws are the same as and are construed and applied with the same effect as the laws of the State of Florida, you may rely upon our opinions with respect to the laws of the State of New York. We express no opinion as to whether the laws of the State of New York are the same as or are construed and applied with the same effect as the laws of the State of Florida.

The opinions set forth herein are solely for your information in connection with the closing relating to the offer and sale of the Shares of the Company and are not to be relied upon by any other person, quoted in whole or in part or otherwise referred to by you in any document or instrument, or filed with any governmental agency or other person without the prior written consent of this firm.

Very truly yours,

SHUMAKER, LOOP & KENDRICK, LLP

Exhibit A-4

EXHIBIT A

	Organized under the laws of	Additional States in Which Qualified to Do Business
Sun Hydraulics Corporation	Florida	California
Ohio
Texas

Name of Subsidiary	Organized under the laws of	Additional States in Which Qualified to Do Business
Enovation Controls, LLC	Oklahoma	California
Colorado
Georgia
Massachusetts
Minnesota
New Jersey
Oklahoma
Oregon
Pennsylvania
Tennessee
Texas
Washington

Exhibit A-5

February     , 2018

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel for Sun Hydraulics Corporation, a Florida corporation (the “Company”) in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated as of February [     ], 2018 among the Company and you and the other several underwriters listed on Schedule I (the “Underwriters”) to the Underwriting Agreement, under which you agreed to purchase from the Company an aggregate of [            ] shares of common stock, $0.001 par value per share, of the Company. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Underwriting Agreement.

We refer to (i) the Registration Statement on Form S-3 (Registration No. 333-[            ]) filed by the Company with the Securities and Exchange Commission (the “Commission”) on [            ], 2018 under the Securities Act of 1933, as amended (the “Securities Act”), including the exhibits thereto, the documents incorporated by reference therein under the rules and regulations of the Commission and the documents otherwise deemed to be part thereof or included therein by the rules and regulations of the Commission, as the “Registration Statement;” (ii) the prospectus, dated [            ], 2018, and the preliminary prospectus supplement, dated [            ], 2018, including the documents incorporated by reference therein under the rules and regulations of the Commission, as well as all other documents and information contained in Schedule II to the Underwriting Agreement, all considered together, as the “Time of Sale Package;” and (iii) the prospectus, dated [            ], 2018, and the final prospectus supplement, dated [            ], 2018, including the documents incorporated by reference therein under the rules and regulations of the Commission, as the “Prospectus.”

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Package and the Prospectus involve matters of a non-legal nature. Therefore, except as set forth in paragraph 10 in our opinion letter to you dated the date hereof, we are not passing upon, and do not take any responsibility for, the accuracy, completeness or fairness of, the statements contained in, or incorporated by reference in, the Registration Statement, the Time of Sale Package or the Prospectus and have not made an independent check or verification thereof.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants, at which conferences the contents of the Registration Statement, the Time of Sale Package, and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although we assume no responsibility for the accuracy, completeness, or fairness of the Registration Statement, the Time of Sale Package, the Prospectus, or any amendment or supplement thereto, nothing has come to our attention to cause us to believe that: (i) the Registration Statement, at the time of its most recent effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, contained any untrue

Exhibit A-6

statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Package, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (i), (ii) or (iii) above with respect to the financial statements, including the notes and schedules thereto, and other financial and accounting data or information, assessments of or reports on the effectiveness of internal control contained or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Package or the Prospectus.

The statements made in this letter are given as of the date hereof, and we do not undertake to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by any of such statements.

This letter is furnished only to you and the other several Underwriters in your capacity as the Underwriters, is solely for the benefit of you and the other several Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be used or relied upon by you or the other several Underwriters for any other purpose. This letter may not be assigned, quoted, furnished, or circulated to, or relied upon for any purpose by, any other person or entity (including any person or entity purchasing any of the Shares from you or any of the other several Underwriters) or filed with or furnished to any governmental agency without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

Shumaker, Loop & Kendrick, LLP

Exhibit A-7

Exhibit B

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS, DIRECTORS AND

CERTAIN SHAREHOLDERS

January [●], 2018

MORGAN STANLEY & CO. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative for the several

Underwriters listed in Schedule I to

the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sun Hydraulics Corporation, a Florida corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including the Representative, of [●] shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending [90] days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or (3). The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (c) transfers by will or intestate succession to the undersigned’s family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, or (d) pro rata distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter

Exhibit B-1

substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement and any claim, controversy or dispute under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

(Name)

(Address)

Exhibit B-2

EXHIBIT C

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

February 1, 2018

Reference is hereby made to the Underwriting Agreement, dated February 1, 2018 (the “Underwriting Agreement”), between Sun Hydraulics Corporation (the “Company”) and Morgan Stanley & Co. LLC as representative of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Tricia Fulton, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 5(f) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.	The items marked with an “A” on the pages of the Prospectus attached as Exhibit A hereto (a) are prepared on a basis substantially consistent with the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, (b) are derived from the accounting books and records of the Company, (c) fairly present, in all material respects, an accurate range of the financial performance or position of the Company as of and for the fiscal year ended December 30, 2017, and (d) are prepared in conformity with generally accepted accounting principles (“GAAP”), where applicable. In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the Company as of and for the fiscal year ended December 30, 2017, once finalized, will differ in any material respect from such information.

2.	The items marked with a “B” on the pages of the Prospectus attached as Exhibit A hereto have been prepared after due consideration, and represent reasonable and fair expectations held, by the Company on the basis of facts known by the Company after due inquiry, and are based in part on accounting and other financial records of the Company, and the assumptions underlying such items are reasonable.

Exhibit C-1

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

Name:
Title:	Chief Financial Officer
Sun Hydraulics Corporation

Exhibit C-2